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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144683 on Form S-3ASR, No. 333-91577 on Form S-4 and Nos. 333-43787, 333-89008, 333-95901, 333-105938, 333-114398, 333-118322, 333-120395, 333-126982, 333-130270, 333-138716, 333-147995, and 333-155304 on Form S-8 of our reports dated February 26, 2010 relating to the financial statements of Iron Mountain Incorporated and the effectiveness of Iron Mountain Incorporated's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 26, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM